                       TYSON FOODS, INC.


              ___________________________________

                   SECOND AMENDMENT AGREEMENT
              ___________________________________

                   Dated as of July 29, 1996


                               to


         AMENDED AND RESTATED NOTE PURCHASE AGREEMENTS

                   Dated as of June 30, 1993




























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







                       TABLE OF CONTENTS
               (Not Part of Amendment Agreement)


                                                             Page

1.  AMENDMENT OF THE NOTE AGREEMENTS..........................1

2.  EFFECTIVENESS.............................................1

3.  RATIFICATION..............................................2

4.  GOVERNING LAW.............................................2

5.  COUNTERPARTS..............................................2

SCHEDULE OF HOLDERS

EXHIBIT A -- AMENDED PROVISION
































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




                       TYSON FOODS, INC.
                    2210 West Oaklawn Drive
                Springdale, Arkansas  72762-6999

                   SECOND AMENDMENT AGREEMENT

                                             As of July 29, 1996

To Each of the Holders Listed
in the Attached Schedule of Holders

Gentlemen:

      Reference is made to the separate Amended and Restated Note Purchase Agreements, each dated as of June 30, 1993, as amended by the separate Amendment Agreements dated as of November 1, 1994 (the "Note Agreements"), between Tyson Foods, Inc., a Delaware corporation (the "Company"), and the respective institutional investors listed in the Purchaser Schedule and Schedule of Holders respectively attached thereto, which amended and restated the separate Note Purchase Agreements dated as of August 15, 1986, as amended, pursuant to which the Company has issued 8.90% Notes, Series A, due October 15, 1996, in the original aggregate principal amount of $85,000,000 (as amended pursuant to the Amendment Agreement dated as of September 29, 1989, the "Series A Notes"), 8.75% Notes, Series B, due October 15, 1991, in the original aggregate principal amount of $10,000,000 (the "Series B Notes"), 8.75% Notes, Series C, due October 15, 1992, in the original aggregate principal amount of $45,000,000 (the "Series C Notes"), and 9.50% Notes, Series D, due October 15, 2001, in the original aggregate principal amount of $35,000,000 (as amended pursuant to the Amendment
Agreement dated as of September 29, 1989, the "Series D Notes"). The institutional investors named in the attached Schedule of Holders (the "Holders") are the holders of all Series A Notes and Series D Notes. As of the date hereof, an aggregate principal amount of $13,000,000 of the Series A Notes and $25,700,000 of the Series D Notes is outstanding. No Series B Notes or Series C Notes are outstanding. Capitalized terms used in this Second Amendment Agreement (the "Second Amendment Agreement") without definition have the meanings specified in the Note Agreements, as amended hereby.

     The Company agrees with you as follows:

     1. Amendment of the Note Agreements. The Company hereby requests and the Holders hereby agree to the amendment of the Note Agreements, and the same is hereby amended, as set forth in Exhibit A attached hereto.

     2. Effectiveness. The provisions of this Second Amendment Agreement shall not become effective until completion of (a) the execution and delivery of this Second Amendment Agreement by the Required Holders, (b) the execution and delivery of a second amendment agreement in substantially the same form by the Required Holders under the New Note Agreements, and




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

     (c) the payment to the Holders of the fees described in the separate Fee Letter of even date herewith from the Company to the Holders. Upon completion of the foregoing, this Second Amendment Agreement shall be considered effective as of June 29, 1996.

     3. Ratification. The Note Agreements, amended as hereinabove set forth, are in all respects ratified and confirmed, and the terms and conditions thereof, amended as hereinabove set forth, shall be and remain in full force and effect.

     4.    GOVERNING  LAW.   THIS  SECOND  AMENDMENT  AGREEMENT  SHALL   BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     5. Counterparts. This Second Amendment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Second Amendment Agreement to produce or account for more than one such counterpart.


                                   TYSON FOODS, INC.


                                   By____________________________________
                                        Title:

The foregoing Second Amendment Agreement is hereby accepted as of the date first above written.


TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA


By________________________________________
     Title:

AETNA LIFE INSURANCE COMPANY


By________________________________________
     Title:













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




THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY


By________________________________________
     Title:



JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY


By________________________________________
     Title:


ALLSTATE LIFE INSURANCE COMPANY


By_________________________________________
     Title:

By_________________________________________
     Title:


THE AETNA CASUALTY AND
SURETY COMPANY

By_________________________________________
     Title:






















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




                      SCHEDULE OF HOLDERS


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
AETNA LIFE INSURANCE COMPANY
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
ALLSTATE LIFE INSURANCE COMPANY
THE AETNA CASUALTY AND SURETY COMPANY













































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





                                                           EXHIBIT A
                       AMENDED PROVISION

     Paragraph 6A(3) of the Note Agreements is hereby amended to read, in its entirety, as follows:

     "6A(3). Interest Coverage Ratio. The Company shall not permit, at any time during any Measurement Period, the ratio of (i) EBIT plus rental expenses of the Company and its consolidated Subsidiaries to (ii) Interest Expense plus rental expenses of the Company and its consolidated Subsidiaries to be less than 1.75 to 1."









































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